EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY
A&B Bolt & Supply, Inc.
ARC Disposition, Inc.
Cor-Val Holdings, Inc.
Cor-Val LP, Inc.
     Cor-Val, L.P.
Energy Equipment Corporation
Energy Equipment Corporation, Ltd. (UK)
HP&T Products, Inc.
KC Machine, LLC
Landreth Metal Forming, Inc.
Manifold Valve Services, Inc.
O&M Equipment Holdings, Inc.
O&M Equipment LP, Inc.
     O&M Equipment, L.P.
OF Acquisition, L.P.
Philform, Inc.
Pinnacle Wellhead, Inc.
Pipeline Valve Specialty, Inc.
Preferred Industries Holdings, Inc.
Preferred Industries LP, Inc.
     Preferred Industries, L.P.
T-3 Energy Preferred Industries Mexico, S. de R.L. de C.V.
The Rex Group, Inc.
Rex Machinery Movers, Inc.
T-3 Canadian Holdings, Inc.
T-3 Custom Coating Applicators, Inc.
T-3 Energy Services Cayman, Ltd.
T-3 Energy Services Cayman Holdings, Ltd.
T-3 Energy Services Canada, Inc.
T-3 Energy Services India Private Limited
T-3 Energy Services International, Inc.
T-3 Financial Services LP, Inc.
     T-3 Financial Services, L.P.
T-3 Investment Corporation I
T-3 Investment Corporation II
T-3 Investment Corporation III
T-3 Investment Corporation IV
T-3 Investment Corporation V
T-3 Investment Corporation VI
T-3 Machine Tools, Inc.
T-3 Management Holdings, Inc.
T-3 Management LP, Inc.
     T-3 Management Services, L.P.
T-3 Mexican Holdings, Inc.
T-3 Nova Scotia LLC
T-3 Property Holdings, Inc.
T-3 Rocky Mountain Holdings, Inc.
T-3 Support Services, Inc.
United Wellhead Services, Inc.